UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 7, 2008

EnerNOC, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33471	87-0698303
(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation)	File Number)	Identification No.)

75 Federal Street, Suite 300, Boston, Massachusetts		02110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (617) 224-9900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On December 19, 2007, EnerNOC, Inc. (the “Company”) entered into an employment offer letter (the “Offer Letter”) to hire and retain Darren P. Brady as Chief Operating Officer and Senior Vice President of the Company.  Pursuant to the terms of the Offer Letter, Mr. Brady’s employment with the Company will begin no later than January 22, 2008 (the “Effective Date”), and he will be employed on an at-will basis.

Mr. Brady, 43, has served as the Senior Vice President of Customer Service and Information Technology and Chief Information Officer of Puget Sound Energy (“PSE”), a utility located in the state of Washington, since October 2005.  Prior to that, from March 2003 to September 2005, Mr. Brady served as Vice President of Customer Service at PSE, and from July 2002 to February 2003 he served as a Director and Assistant to the Chief Operating Officer.  Mr. Brady received his A.B. in Political Science and Organizational Behavior & Management from Brown University and his M.B.A. from the Anderson School of Management at UCLA.

Pursuant to the terms of the Offer Letter, Mr. Brady will receive an annual base salary of $300,000 and will be eligible to receive an annual performance-based target cash bonus of $150,000.  Mr. Brady will receive a signing bonus shortly after the Effective Date equal to $100,000, which signing bonus will be fully recoverable by the Company in the event Mr. Brady resigns within one year of the Effective Date.  In addition, shortly after the first anniversary of the Effective Date, Mr. Brady will receive a retention bonus equal to $150,000, which retention bonus will be fully recoverable by the Company in the event Mr. Brady resigns prior to the second anniversary of the Effective Date.

The Offer Letter provides that, as soon as practicable after the Effective Date, Mr. Brady will be granted, under the Company’s 2007 Employee, Director and Consultant Stock Plan (i) 15,000 restricted shares of the Company’s common stock, 50% of which will vest on the first anniversary of the date of grant and 1.39% of which will vest per month thereafter and (ii) a stock option to purchase 100,000 shares of the Company’s common stock, 25% of which will vest on the first anniversary of the date of grant and 2.08% of which will vest per month thereafter.  The stock option will have an exercise price equal to the fair market value of the Company’s common stock on the date the Compensation Committee of the Board of Directors of the Company approves the grant.

There is no agreement or understanding between Mr. Brady and any other person pursuant to which he was appointed as Chief Operating Officer and Senior Vice President of the Company, nor is there any family relationship between Mr. Brady and any of the Company’s directors or other executive officers.  There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which Mr. Brady had, or will have, a direct or indirect material interest.

The foregoing description of the Offer Letter is not complete and is qualified in its entirety by the text of the Offer Letter, which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Item 8.01.                                        Other Events.

On January 7, 2008, the Company issued a press release announcing the appointment of Mr. Brady as Chief Operating Officer and Senior Vice President of the Company.  The full text of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)	Exhibits

The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERNOC, INC.

Date: January 7, 2008	By:	/s/ Neal C. Isaacson
	Name:	Neal C. Isaacson
	Title:	Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by EnerNOC, Inc. on January 7, 2008.